UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement

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BLUE SPHERE CORPORATION

(Name of Registrant As Specified In Its Charter)

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BLUE SPHERE CORPORATION

301 McCullough Drive, 4th Floor

Charlotte, North Carolina 29262

November 29, 2016

NOTICE OF ACTION BY WRITTEN

CONSENT OF MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dear Shareholders:

We are furnishing this notice and the accompanying Information Statement to all holders of record of shares of common stock of Blue Sphere Corporation (the “Company”) as of close of business on November 9, 2016 (the “Record Date”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the U.S. Securities and Exchange Commission thereunder. The purpose of this information statement is to notify you that, by written consent, dated November 23, 2016, the holders of 52.54% of our outstanding shares of common stock of the Company as of the Record Date authorized or approved the following actions:

1.	The approval of the Company’s 2016 Stock Incentive Plan; and

2.	The grant of discretionary authority to the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the Company’s common stock.

Your vote or consent is not requested or required. This is not a notice of special meeting of shareholders and no shareholders meeting will be held to consider any matter which is described herein. Our Board of Directors is not soliciting your proxy. Section 78.320(2) of the Nevada Revised Statutes and Section 7 of the Company’s Amended and Restated Bylaws provide that any action required or permitted to be taken at an annual meeting of shareholders may be taken without a meeting if shareholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the outstanding shares of common stock of the Company is sufficient to approve these matters.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT DECEMBER 9, 2016. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Shlomi Palas
Shlomi Palas
Chief Executive Officer

INFORMATION STATEMENT

November 29, 2016

BLUE SPHERE CORPORATION

301 McCullough Drive, 4th Floor

Charlotte, North Carolina 29262

Telephone: (704) 909-2806

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement (this “Information Statement”) has been filed with the United States Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered holders of the common stock, par value $0.001 per share (“Common Stock”), of Blue Sphere Corporation (the “Company”), solely for the purpose of informing you, as one of our shareholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, upon approval by the Company’s Board of Directors (the “Board”) on November 23, 2016, the holders of a majority of the issued and outstanding shares of Common Stock (the “Majority Shareholders”) have executed a written consent approving the corporate actions described herein (the “Written Consent”). The Record Date for determining the shareholders entitled to receive this Information Statement was November 9, 2016 (the “Record Date”), at which time the Company had 262,776,552 shares of Common Stock issued and outstanding. The Common Stock represents the only voting securities of the Company.

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, a copy of our Amendment No. 2 to our Transition Report on Form 10-Q/A for the transition period from October 1, 2015 to December 31, 2015, and a copy of our Quarterly Report on Form 10-Q for the period ended September 30, 2016, each as filed with the SEC, are being provided with this Information Statement and are incorporated herein by reference (the “SEC Filings”). The following questions and answers provide information about this Information Statement. All references to “we,” “us,” “our,” “the Company,” “Blue Sphere” or similar terms in this Information Statement refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Why have I received these materials?

Pursuant to Section 14 of the Exchange Act, we are required to provide this Information Statement to all holders of our voting stock as of Record Date, to inform them that as of November 23, 2016, the Majority Shareholders, by the Written Consent, took certain actions that normally require a meeting of shareholders, as permitted under Nevada law and our Amended and Restated Bylaws (“Bylaws”).

This Information Statement is being provided to you because you are a holder of our Common Stock as of the Record Date. As of the Record Date, 262,776,552 shares of Common Stock were issued and outstanding.

What actions did the majority of shareholders approve or authorize?

The Majority Shareholders approved and/or authorized the following actions by the Written Consent:

1.	The approval of the Company’s 2016 Stock Incentive Plan; and

2.	The grant of discretionary authority to the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effectuate a reverse stock split of the Company’s common stock.

How many votes were needed for the approval or authorization of these actions?

The approval of the Company’s 2016 Stock Incentive Plan and the approval of a reverse stock split require the affirmative vote or written consent of a majority of the shares present in person or by proxy, or, if by written consent, a majority of those shares entitled to vote at a meeting of shareholders.

Is it necessary for me to do anything?

No. No other votes or written consents are necessary or required. These actions will be effective on or about December 29, 2016.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

No dissenter’s right of appraisal

The Company’s shareholders do not have dissenter’s rights of appraisal in connection with any matters discussed in this Information Statement.

Who is paying for this Information Statement?

We are paying for the costs of preparing and mailing this Information Statement.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF AN ANNUAL MEETING OF THE SHAREHOLDERS.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capital stock consisted of 1,750,000,000 shares of Common Stock, of which 262,776,552 shares of Common Stock were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the Company’s shareholders. However, because the Majority Shareholders have voted in favor of the foregoing proposals by resolution as of November 23, 2016, and having sufficient voting power to approve such proposals through their ownership of Common Stock, no other shareholder consents will be solicited in connection with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by: (i) each director, (ii) each of the executive officers of the Company, (iii) all current directors and executive officers as a group, and (iv) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of November 29, 2016.

Directors and Named Executive Officers

Title of Class	Directors and Named Executive Officers	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (1)(2)
Common Stock	Shlomo Palas (3)	6,345,579	2.39%
Common Stock	Joshua Shoham (4)	5,787,541	2.18%
Common Stock	Yigal Brosh (5)	420,833	0.16%
Common Stock	Shimon Erlichman	1,127,051	0.43%
Common Stock	Lyron L. Bentovim	—	0.00%
Common Stock	Itai Haboucha	—	0.00%
Common Stock	Roy Amitzur (6)	6,006,656	2.26%
Common Stock	Ran Daniel	50,000	0.02%
Common Stock	Shlomo Zakai (7)	520,883	0.20%
Common Stock	Steven Paulik (8)	750,000	0.29%
Common Stock	Elad Kerner	850,000	0.32%
Common Stock	Directors and Officers as a Group (11 persons)	21,858,493	8.05%

Shareholders with 5% Beneficial Ownership

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (1)(2)
Common Stock	Dr. Amiram Borenstein Ltd. 18 Reines Street Tel Aviv, Israel	14,171,610	5.39%
Common Stock	Lazarus Management Company LLC (9)(10) 3200 Cherry Creek South Drive, Suite 670 Denver, Colorado 80209	83,243,296	30.63%
Common Stock	Auto Transtech Inc. (11) 8155 N. 76th Street Milwaukee, WI 53223	26,666,668	9.66%

(1)	Applicable percentages are based on 262,776,552 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them.

(2)	All options previously disclosed by the Company as issued under the 2014 Incentive Plan but not issued in the form of an option agreement were terminated by the Board as of November 20, 2016.

(3)	The 6,345,579 shares of Common Stock include (i) 3,365,491 shares currently owned, (ii) 1,800,000 shares awarded pursuant to a stock award under the 2014 Incentive Plan which have not been issued but which have vested or will vest within 60 days, (iii) 230,088 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan, and (iv) 950,000 shares issuable pursuant to Mr. Palas’ Service Agreement, dated November 15, 2015, which vested on the one-year anniversary but have not yet been issued.

(4)	The 5,787,541 shares of Common Stock include (i) 2,984,001 shares currently owned, (ii) 1,750,000 shares awarded pursuant to a stock award under the 2014 Incentive Plan which have not been issued but which have vested or will vest within 60 days, (iii) 203,540 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan, and (iv) 850,000 shares issuable pursuant to Mr. Shoham’s Advisory Agreement, dated November 15, 2015, which vested on the one-year anniversary but have not yet been issued

(5)	The 420,833 shares of Common Stock include (i) 245,833 shares currently owned, and (ii) 175,000 shares awarded pursuant to a stock award under the 2014 Incentive Plan which have not been issued but which have vested or will vest within 60 days.

(6)	The 6,006,656 shares of Common Stock include (i) 3,238,514 shares currently owned, (ii) 1,750,000 shares awarded pursuant to a stock award under the 2014 Incentive Plan which have not been issued but which have vested or will vest within 60 days, (iii) 168,142 shares exercisable pursuant to options awarded under the Company’s 2010 Incentive Plan, and (iv) 850,000 shares issuable pursuant to Mr. Amitzur’s Service Agreement, dated November 15, 2015, which vested on the one-year anniversary, but have not yet been issued.

(7)	Mr. Zakai formerly served as our Chief Financial Officer in Israel. The 520,833 shares of Common Stock include (i) 345,833 shares currently owned, and (ii) 175,000 shares awarded pursuant to a stock award under the 2014 Incentive Plan which have not been issued but which have vested or will vest within 60 days.

(8)	Mr. Paulik formerly served as our Chief Financial Officer in the United States.

(9)	Lazarus Management Company LLC beneficially owns 83,243,296 shares of Common Stock as the investment advisor and general partner of Lazarus Investment Partners LLLP, Lazarus Israel Opportunities Fund LLLP and Lazarus Israel Opportunities Fund II LLLP. Lazarus Investment Partners LLLP beneficially owns 11,073,204 shares of Common Stock, consisting of 8,800,476 shares of Common Stock and 2,272,728 shares of Common Stock issuable upon the exercise of warrants. Lazarus Israel Opportunities Fund LLLP beneficially owns 54,718,018 shares of Common Stock, consisting of 42,218,018 shares of Common Stock and 12,500,000 shares of Common Stock issuable upon the exercise of warrants. Lazarus Israel Opportunities Fund II LLLP beneficially owns 17,452,074 shares of Common Stock, consisting of 14,724,801 shares of Common Stock and 2,727,273 shares of Common Stock issuable upon the exercise of warrants.

(10)	Shares beneficially owned by Lazarus Management Company LLC are aggregated without regard to the “9.99% Blocker”, a provision contained in its warrants, which prevents the Company from effecting a conversion or exercise thereof, to the extent that, as a result of such conversion or exercise, the holder or its affiliates beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion or exercise of such warrants.

(11)	The 26,666,668 shares of Common Stock consists of 13,333,334 shares of Common Stock and 13,333,334 shares of Common Stock issuable upon the exercise of warrants.

COMPENSATION OF THE DIRECTORS AND EXECUTIVE OFFICERS

Executive Summary Compensation Table for Fiscal Years 2014 and 2015

The table below sets forth, for our last two fiscal years, the compensation earned by our named executive officers, Shlomo Palas, our Chief Executive Officer, Ran Daniel, our Chief Financial Officer, Shlomo Zakai and Steven Paulik, our former Chief Financial Officers, and Roy Amitzur, our Executive Vice President.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)(3)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Shlomo Palas (2)	2015	180,000	—	72,250	67,093	—	—	—	319,843
(CEO)	2014	120,000	—	265,350	65,000	—	—	—	450,350

Ran Daniel	2015	—	—	—	—	—	—	—	—
(CFO)	2014	—	—	—	—	—	—	—	—

Roy Amitzur	2015	180,000	—	67,750	50,400	—	—	—	278,150
(EVP)	2014	120,000	—	217,591	47,500	—	—	—	385,091

Steven Paulik	2015	122,168	—	10,750	5,673	—	—	—	138,591
(Former CFO)	2014	—	—	—	—	—	—	—	—

Shlomo Zakai	2015	33,820	—	8,562	5,673	—	—	—	48,055
(Former CFO)	2014	22,500	—	—	—	—	—	—	22,500

(1)	For assumptions made in the valuation of stock awards and option awards, see Note 7 to our Audited Consolidated Financial Statements for the fiscal year ended September 30, 2015, as filed in our Annual Report of Form 10-K on January 13, 2016.

(2)	Shlomo Palas is also a director of the Company. Mr. Palas receives no compensation as a director.

(3)	On February 24, 2015, as previously reported for option award amounts reflected for 2015, the Board granted five-year options to purchase shares of Common Stock at an exercise price of $0.14 per share to Messrs. Palas, Amitzur, Paulik and Zakai under the 2014 Incentive Plan, but such options were terminated on November 20, 2016.

Narrative Disclosure to Executive Summary Compensation Table

Shlomo Palas

On October 15, 2015, we entered into a service agreement with Mr. Palas to retain him as the Company’s Chief Executive Officer. The service agreement, which was intended to extend the term of a previous service agreement with Mr. Palas, will expire on October 15, 2020, subject to a five year extension at the option of the Company and Mr. Palas. As Chief Executive Officer, Mr. Palas, among other duties, is responsible for setting our overall corporate direction, including establishing and maintaining budgets and ensuring we have adequate capital for our operations, marketing and general corporate activities. Under the terms of his service agreement, Mr. Palas will receive $204,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock option grants each year of the agreement to purchase 950,000 shares of Common Stock at an exercise price of $0.01 and on such other terms as provided in the grants. Mr. Palas will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Palas’ employment may be terminated with or without cause by the Company, subject to the terms of his service agreement. Mr. Palas received $120,000 in annual base compensation in 2014 and $180,000 in annual base compensation in 2015.

On April 30, 2013, Mr. Palas was granted options to purchase up to 230,088 shares of Common Stock at an exercise price of $0.5763 per share under the 2010 Incentive Plan. On February 24, 2015, Mr. Palas was issued 750,000 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015 the Company granted 3,600,000 shares of Common Stock to Mr. Palas under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments, with the first installment of 1,500,000 shares vested through December 31, 2015 having been issued by the Company on June 13, 2016, a second annual installment of 1,800,000 shares to be issued following December 31, 2016 and a final installment of 300,000 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 900,000 shares of Common Stock to Mr. Palas, such options having never been issued and subsequently terminated on November 20, 2016.

Roy Amitzur

On October 15, 2015, we entered into a service agreement with Roy Amitzur and JLS Advanced Investment Holdings Limited (“JLS”), a company owned by Mr. Amtizur, to retain Mr. Amitzur as the Company’s Executive Vice President. The service agreement, which was intended to extend the term of a previous service agreement with Mr. Amitzur, will expire on October 14, 2020, subject to a five year extension at the option of the Company and Mr. Amitzur. As Executive Vice President, Mr. Amitzur, among other duties, is responsible for developing and managing the Company’s projects and sourcing the required capital for such projects. Under the terms of his service agreement, Mr. Amitzur will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock option grants each year of the agreement to purchase up to 850,000 shares of the Company’s common stock at an exercise price of $0.01 and on such other terms as provided in the grants. Mr. Amitzur will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Amitzur’s employment may be terminated with or without cause by the Company, subject to the terms of his service agreement. Mr. Amitzur received $120,000 in annual base compensation in 2014 and $180,000 in annual base compensation in 2015.

On April 30, 2013, Mr. Amitzur was granted options to purchase up to 168,142 shares of Common Stock at an exercise price of $0.5763 per share under the 2010 Incentive Plan. On February 24, 2015, Mr. Amitzur was issued 675,000 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015 the Company granted 3,500,000 shares of the Common Stock to Mr. Amitzur under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments, with the first installment of 1,458,333 shares vested through December 31, 2015 having been issued by the Company on June 13, 2016, a second annual installment of 1,750,000 shares to be issued following December 31, 2016 and a final installment of 291,667 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 700,000 shares of Common Stock to Mr. Amitzur, such options having never been issued and subsequently terminated on November 20, 2016.

Shlomo Zakai

On January 9, 2012, we entered into a service agreement with Shlomo Zakai engaging Mr. Zakai to perform services as its Chief Financial Officer (Israel). Beginning January 1, 2014, Mr. Zakai began to receive base compensation at a variable monthly rate of $1,500 to $3,500, subject to the terms of the service agreement. Both we and Mr. Zakai have the right to terminate the service agreement for any reason with prior notice of thirty days. Mr. Zakai received $22,500 in annual base compensation in 2014 and $33,820 in 2014. On May 1, 2016, Ran Daniel was appointed as the Company’s Chief Financial Officer; Mr. Zakai continues to provide accounting services to the Company pursuant to the terms of the service agreement.

On May 28, 2014, our Board of Directors made a one-time award of 200,000 fully-vested shares of Common Stock to Mr. Zakai, for services rendered, such shares having been issued on June 13, 2016. On February 24, 2015 the Company granted 350,000 shares of Common Stock to Mr. Zakai under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments, with the first installment of 145,833 shares vested through December 31, 2015 having been issued by the Company on June 13, 2016, a second annual installment of 175,000 shares to be issued following December 31, 2016 and a final installment of 29,167 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 175,000 shares of Common Stock to Mr. Zakai, such options having never been issued and subsequently terminated on November 20, 2016.

Ran Daniel

The Company entered into a Services Agreement dated May 1, 2016 (the “CFO Agreement”) with Mr. Daniel to serve as its Chief Financial Officer (U.S.). The CFO Agreement provides that Mr. Daniel will serve for an initial term beginning May 1, 2016 and ending on May 1, 2017 (the “Initial Term”), which may be renewed by the mutual agreement of Mr. Daniel and the Company for additional one (1) year periods following the Initial Term. Mr. Daniel’s responsibilities under the CFO Agreement will include those customarily associated with such position, and may, upon the Company’s request and Mr. Daniel’s acceptance, be expanded to include all reporting responsibilities under applicable federal, state and local laws and regulations.

The CFO Agreement provides that Mr. Daniel will receive an initial base salary of $12,000 per month, which increased to $15,000 per month when Mr. Daniel’s responsibilities expanded to include all reporting responsibilities in June 2016. Mr. Daniel’s base salary will be subject to adjustment each year following the Initial Term, upon mutual agreement of the parties. The base salary is Mr. Daniel’s sole compensation under the CFO Agreement; however, the Company may, in its sole discretion, award bonuses or other compensation to Mr. Daniel from time to time. On June 13, 2016, the Company issued Mr. Daniel 50,000 shares of the Company’s stock as compensation. Further, Mr. Daniel is entitled to receive incentive compensation in the form of stock or option awards under the 2016 Incentive Plan, or any successor plan which may be adopted by the Company’s Board of Directors, on such other terms as provided in the grants.

Steven Paulik

Steven Paulik served as our Chief Financial Officer (U.S.) until May 1, 2016. We entered into an agreement on or around August 1, 2013 with Mr. Paulik to provide services to the Company as its Chief Financial Officer (United States) for a base salary, in the last year at $138,591 and other such compensation as determined by the Company in its discretion. On February 24, 2015, Mr. Paulik was granted 100,000 shares of Common Stock under the 2010 Incentive Plan, all of which were issued on April 6, 2015.

Outstanding Equity Awards at Fiscal Year End

As of September 30, 2015, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

	Option Awards (1)				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) un-exercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Shlomo Palas (2) (CEO)	455,088	675,000	0.14 -0.5763	04/30/2018–02/24/2020	2,700,000	81,000	—	—
Shlomo Zakai (3) (Former CFO)	43,750	131,250	0.14	02/24/2020	262,500	7,875	—	—
Roy Amitzur (4) (EVP)	343,142	525,000	0.14 -0.5763	04/30/2018–02/24/2020	2,625,000	78,750	—	—
Steven Paulik (5) (Former CFO)	43,750	131,250	0.14	02/24/2020	450,000	13,500	—	—

(1)	All options granted under the 2014 Incentive Plan and previously disclosed were terminated by the Board of Directors at November 20,2016, and have been removed.

(2)	On April 30, 2013, under to the 2010 Incentive Plan, Mr. Palas was granted 230,089 shares of our Common Stock and options to purchase 230,089 shares of Common Stock, each of which vested over a two-year period with 1/8 of the total amount of the shares and options vesting at the end of each quarter from the date of the grant. The options are exercisable for 5 years at an exercise price of $0.5763 per share. On February 24, 2015, Mr. Palas was granted 750,000 shares of Common Stock under the 2010 Incentive Plan. In addition, on February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Palas was granted 3,600,000 shares of Common Stock, which vest on a quarterly basis over a two-year period. Also on February 24, 2015, as previously reported, the Board granted five-year options to purchase up to 900,000 shares of Common Stock at an exercise price of $0.14 per share to Mr. Palas under the 2014 Incentive Plan, but such options were terminated on November 20, 2016.

(3)	On February 24, 2015, Mr. Zakai was granted 350,000 shares of Common Stock under the 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period, and the options vest on a quarterly basis over a two-year period.

(4)	On April 30, 2013, pursuant to the 2010 Incentive Plan, Mr. Amitzur was granted 168,142 shares of our Common Stock and options to purchase 168,142 shares of Common Stock, each of which vested over a two-year period with 1/8 of the total amount of the shares and options vesting at the end of each quarter from the date of the grant. The options are exercisable for 5 years at an exercise price of $0.5763 per share. On February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Amitzur was granted 3,500,000 shares of Common Stock, which vest on a quarterly basis over a two-year period. A lso on February 24, 2015, as previously reported, the Board granted five-year options to purchase up to 700,000 shares of Common Stock at an exercise price of $0.14 per share to Mr. Amitzur under the 2014 Incentive Plan, but such options were terminated on November 20, 2016.

(5)	On February 24, 2015, pursuant to the 2014 Incentive Plan, Mr. Paulik was granted 600,000 shares of Common Stock, which vest on a quarterly basis over a two-year period.

Director Compensation

The table below sets forth, for our fiscal year ended September 30, 2015, the compensation earned by each of our directors.

	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Options awards ($)(3)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Shlomi Palas	—	—	—	—	—	—	—
Joshua Shoham (4)	—	30,625	56,234	—	—	180,000	266,859
Yigal Brosh	—	3,062	5,673	—	—	—	8,735
Shimon Erlichman	—	—	—	—	—	—	—
Itai Haboucha	—	—	—	—	—	—	—
Lyron Bentovim	—	—	—	—	—	—	—

(1)	For assumptions made in the valuation of stock awards and option awards, see Note 7 to our Audited Consolidated Financial Statements for the fiscal year ended September 30, 2015, as filed in our Annual Report of Form 10-K on January 13, 2016.

(2)	As of September 30, 2015, the aggregate number of stock awards outstanding was 14,578,761.

(3)	As of September 30, 2015, the aggregate number of option awards outstanding was 4,303,761. On February 24, 2015, as previously reported for option award amounts reflected, the Board granted five-year options to purchase shares of Common Stock at an exercise price of $0.14 per share to Messrs. Shoham and Brosh under the 2014 Incentive Plan, but such options were terminated on November 20, 2016.

(4)	Mr. Shoham received $180,000 in consulting fees pursuant to an advisory agreement.

Director Compensation Policy

On April 27, 2016, our Board approved the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”) applicable to members of the Board who are not employees of the Company (each, an “Eligible Director”). Under the Director Compensation Policy, each Eligible Director shall be entitled to an annual cash retainer of USD $20,000 and an annual stock award equal to USD $50,000, based on the closing price of a share of the Company’s common stock on the trading day immediately preceding the date of such grant, as reported on the OTCQB® Venture Marketplace. Eligible Director’s shall also receive a fee of USD $500 in cash for each meeting of a committee or of the Board of Directors that he or she attends. If the Eligible Director attends more than one meeting in a day, the maximum meeting fee will be USD $750.

Narrative Disclosure to Director Compensation Table

Shimon Erlichman, Itai Haboucha and Lyron Bentovim did not earn compensation during our last fiscal year, since they joined the Board thereafter. All of the compensation received by Shlomo Palas was attributable to his role as Chief Executive Officer of the Company, as described above under the heading “Executive Summary Compensation Table”. The compensation received by our other directors was individually negotiated, as described below.

On October 15, 2015, we entered into an advisory agreement with Joshua Shoham to retain Mr. Shoham as a strategic and business advisor to the Company, in addition to his role as Chairman of the Board. The agreement, which was intended to extend the term of a previous advisory agreement with Mr. Shoham, will expire on October 14, 2020, subject to a five year extension at the option of the Company and Mr. Shoham. Under the terms of his advisory agreement, Mr. Shoham will receive $180,000 in annual base compensation during the first year of the agreement, subject to an annual increase review, as well as stock option grants each year of the agreement to purchase up to 850,000 shares of Common Stock at an exercise price of $0.01 and on such other terms as provided in the grants. Mr. Shoham will also be entitled to participate in any bonus, incentive compensation, savings and retirement and insurance plans of the Company. Mr. Shoham’s advisory agreement may be terminated with or without cause by the Company, subject to the terms of such agreement.

On April 30, 2013, our Board granted Mr. Shoham options to purchase up to 203,540 shares of Common Stock at an exercise price of $0.5763 per share under the 2010 Incentive Plan. On February 24, 2015, our Board granted 600,000 shares of Common Stock to Mr. Shoham under the 2010 Incentive Plan, and on June 13, 2016 the shares were issued. In addition, on February 24, 2015 the Company granted 3,500,000 shares of Common Stock to Mr. Shoham under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments, with the first installment of 1,458,333 shares vested through December 31, 2015 having been issued by the Company on June 13, 2016, a second annual installment of 1,750,000 shares to be issued following December 31, 2016 and a final installment of 291,667 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 700,000 shares of Common Stock to Mr. Shoham, such options having never been issued and subsequently terminated on November 20, 2016.

On February 24, 2015, our Board granted 100,000 shares of Common Stock to Mr. Brosh under the 2010 Incentive Plan, and on June 13, 2016 the shares were issued. In addition, on February 24, 2015 the Company granted 350,000 shares of Common Stock to Mr. Brosh under its 2014 Incentive Plan. The shares vest on a quarterly basis over a two-year period and will be issued in annual installments, with the first installment of 145,333 shares vested through December 31, 2015 having been issued by the Company on June 13, 2016, a second annual installment of 175,000 shares to be issued following December 31, 2016 and a final installment of 29,167 shares to be issued following March 31, 2017. Also on February 24, 2015, the Board granted options to purchase up to 175,000 shares of Common Stock to Mr. Brosh, such options having never been issued and subsequently terminated on November 20, 2016.

Equity Compensation Plan Information

On February 24, 2015, our Board approved and adopted the Global Share and Options Incentive Enhancement Plan (2014) (the “2014 Incentive Plan”), pursuant to which the Company may award shares of Common Stock, options to purchase shares of Common Stock and other equity-based awards to eligible participants. The 2014 Incentive Plan replaced the Company’s Global Share Incentive Plan (2010) (the “2010 Incentive Plan”). All options issued and outstanding under the 2010 Incentive Plan are exercisable within five-years of issuance, at an exercise price of $0.5763 per share. All options granted under the 2014 Incentive Plan were terminated by the Board of Directors at November 20,2016.

On August 8, 2016, our Board approved and adopted the Company’s 2016 Stock Incentive Plan (the “2016 Incentive Plan”), pursuant to which the Company may award shares of Common Stock, options to purchase shares of Common Stock and other equity-based awards to eligible participants. The 2016 Incentive Plan replaced the 2014 Incentive Plan, and is described further in Action One hereto.

The 2010 Incentive Plan, 2014 Incentive Plan and 2016 Incentive Plan are collectively referred to as our “Equity Incentive Plan”.

The following table summarizes information as of the close of business on September 30, 2015 concerning our Equity Incentive Plan:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—

Equity compensation plans not approved by security holders	4,303,761	$0.222	3,221,239
Total	4,303,761	$0.222	3,221,239

ACTION One

APPROVAL AND AUTHORIZATION OF THE COMPANY’S 2016 STOCK INCENTIVE PLAN

The Board of Directors and the Majority Shareholders have approved the 2016 Stock Incentive Plan (the “Plan”) in the form attached hereto as Appendix A. The summary of the Plan below is qualified in its entirety by reference to the full text of the Plan attached hereto.

The purpose of the Plan is (i) assisting the Company and its affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Company’s businesses by affording such persons equity participation in the Company and (iii) associating the interests of such persons with those of the Company and its affiliates and shareholders.

General Provisions of the Plan

The Board of Directors shall have the sole authority to implement, interpret, and/or administer the Plan unless the Board delegates (i) all or any portion of its authority to implement, interpret, and/or administer the Plan to a committee of the Board, or (ii) the authority to grant and administer awards under the Plan to an officer of the Company.

The Plan relates to the issuance of up to 45,000,000 shares of Common Stock, of which up to 15,000,000 shares shall be reserved specifically for the issuance of Incentive Stock Options, subject to adjustment as described below, and shall be effective for ten (10) years, unless earlier terminated. No single participant under the Plan may receive more than 25% of all options awarded in a single year.

Any employee of the Company or an affiliate, a director, or a consultant to the Company or an affiliate may be an “Eligible Person” under the Plan. The Plan provides Eligible Persons the opportunity to participate in the enhancement of shareholder value by the award of options and Common Stock, granted as stock bonus awards, restricted stock awards, deferred share awards and performance-based awards, under the Plan. This further provides for the Company to make payment of bonuses and/or consulting fees to certain Eligible Persons in options and Common Stock, or any combination thereof.

Certain options to be granted to employees under the Plan are intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), while other options granted under the Plan will be nonqualified options not intended to qualify as ISOs (“Nonqualified Options”), either or both as provided in the agreements evidencing the options granted.

Stock Options

The Board of Directors or the appointed committee of the Board (as applicable, the “Committee”) shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, (iii) to determine the type of option granted (ISO or Nonqualified Option), and (iv) to determine other such details concerning the vesting, termination, exercise, transferability and payment of such options. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The exercise price per share for Common Stock of options granted under the Plan shall be determined by the Committee, but in no case shall be less than one hundred percent (100%) of the fair market value of the Common Stock (determined in accordance with the Plan at the time the option is granted), provided that, with respect to ISOs granted to a person who holds ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price per share for Common Stock shall not be less than 110% of the fair market value of the Common Stock. The fair market value of the Common Stock with respect to which ISOs may be exercisable for the first time by any Eligible Person during any calendar year under all such plans of the Company and its affiliates shall not exceed $100,000, or such other amount provided in Section 422 of the Code.

Bonus and Restricted Stock Awards

The Committee may, in its sole discretion, grant awards of Common Stock in the form of bonus awards and restricted stock awards. Each stock award agreement shall be in such form and shall contain such terms and conditions as the Committee deems appropriate. The terms and conditions of each stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate stock award agreements need not be identical.

Deferred Stock Awards

The Committee may authorize grants of shares of Common Stock to be awarded at a future date upon such terms and conditions as the Committee may determine. Such awards shall be conferred upon the Eligible Person as consideration for the performance of services and subject to the fulfillment of specified conditions during the deferral period. Each deferred stock award agreement shall be in such form and shall contain such terms and conditions as the Committee deems appropriate. The terms and conditions of each deferred stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate deferred stock award agreements need not be identical.

Performance Share Awards

The Committee may authorize grants of shares of Common Stock to be awarded upon the achievement of specified performance objectives, upon such terms and conditions as the Committee may determine. Such awards shall be conferred upon the Eligible Person upon the achievement of specified performance objectives during a specified performance period, such objectives being set forth in the grant and including a minimum acceptable level of achievement and, optionally, a formula for measuring and determining the number of performance shares to be issued. Each performance share award agreement shall be in such form and shall contain such terms and conditions as the Committee deems appropriate. The terms and conditions of each performance share award may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate performance share award agreements need not be identical.

Adjustments

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding options and other awards under the Plan and (ii) the number of and class of shares then reserved for issuance under the Plan and the maximum number of shares for which awards may be granted to an Eligible Person during a specified time period shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

Withholding of Taxes

Subject to other customary terms, the Company may, prior to certificating any Common Stock, deduct or withhold from any payment pursuant to a stock option or stock award agreement an amount that is necessary to satisfy any withholding requirement of the Company in which it believes, in good faith, is necessary in connection with U.S. federal, state, local or transfer taxes as a consequence of the issuance or lapse of restrictions on such Common Stock.

ACTION Two

REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

General

Our Board and our shareholders holding a majority of our issued and outstanding Common Stock approved an amendment to the Company’s Articles of Incorporation or a Certificate of Change (the “RS Amendment”) pursuant to Nevada Revised Statutes Section 7.209, as the case may be, with the Secretary of State of Nevada (the “Nevada Change Filing”) to effect a reverse stock split which combines the outstanding shares of Common Stock into a lesser number of outstanding shares (the “Reverse Stock Split”). Our Board of Directors will have the sole discretion to effect the RS Amendment and Reverse Stock Split at any time and to fix the specific ratio for the combination, provided that the ratio be the lowest reasonably necessary to satisfy the Listing Requirements (the “Exchange Ratio”), with the final Exchange Ratio and the effective date of the Reverse Stock Split to be later determined by the officers of the Company at or around the time of the Nevada Change Filing, in consideration of market conditions. Our Board will also have discretion to abandon the amendment prior to its effectiveness. Our Board is hereby providing you with information regarding the Reverse Stock Split as approved by the majority of the Company’s shareholders.

The Reverse Stock Split was approved by the Board to allow the Company to meet minimum requirements for listing on the The NASDAQ Capital Market (or if otherwise determined by the Company, the NYSE MKT) (the “Listing Requirements”), such as a minimum stock price of $3.00, and the Board and our majority shareholders have determined that it is in the best interests of our shareholders in general to provide our Board with the flexibility to effect the Reverse Stock Split if needed. The respective relative voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split, and the Common Stock will continue to have a par value of $0.001 per share. Consummation of the Reverse Stock Split will not alter the number of our authorized shares of Common Stock, which will remain at 1,750,000,000. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of Common Stock outstanding before and after the Reverse Stock Split based on 262,776,552 shares of Common Stock outstanding as of the Record Date.

	As of Record Date	Assuming a 1-for-10 Reverse Split	Assuming a 1-for-40 Reverse Split
Aggregate Number of Shares of Common Stock*	262,776,552	26,277,655	6,569,414

*	The numbers in the table above do not reflect the possible exercise of outstanding options, warrants and convertible debt or debentures which will be proportionately adjusted to give effect to the completion of the Reverse Stock Split, nor any additional shares that may be issued due to rounding, which is not expected to be a material amount.

Reasons for the Reverse Stock Split

The Board of Director’s primary objective in proposing the Reverse Stock Split is to enable the Board, if necessary or if the Board otherwise determines, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB Venture Marketplace, to meet the listing requirements of The NASDAQ Capital Market (or if otherwise determined by the Company, the NYSE MKT).

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial Listing Requirements and our Common Stock could be initially listed on The NASDAQ Capital Market (or the NYSE MKT) if we meet the other listing and corporate governance requirements of such markets. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is quoted on The NASDAQ Capital Market (or the NYSE MKT).

Our Board also has confidence that the Reverse Stock Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stocks, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Stock Split or if effected, that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our Common Stock will increase proportionately to reflect the Exchange Ratio for the Reverse Stock Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split, or that we will be initially listed on The NASDAQ Capital Market (or NYSE MKT), or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on Exchanges

In order to initially list our Common Stock on The NASDAQ Capital Market (or NYSE MKT), among other requirements which have or will all be satisfied, our Common Stock must maintain a minimum closing price of at least $3.00 per share. Our Board has considered the potential advantages to us if our Common Stock is listed on The NASDAQ Capital Market (or NYSE MKT) and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our shareholders to effect the Reverse Stock Split to help attain a $4.00 bid or $3.00 closing price and ensure compliance with the listing requirements of The NASDAQ Capital Market (or NYSE MKT).

Potential Disadvantages of the Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our Common Stock. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, The NASDAQ Capital Market requires that we have at least 300 round lot shareholders. Second, the transaction costs to shareholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effecting the Reverse Stock Split

Upon receipt of stockholder approval for the RS Amendment, if our Board concludes that it is in the best interests of our Company and our shareholders to effect the Reverse Stock Split at a ratio to be determined, the RS Amendment will be filed with the Secretary of State of the State of Nevada. The actual timing of the filing of the RS Amendment with the Secretary of State of the State of Nevada to effect the Reverse Stock Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of the State of Nevada or at such time and date as specified in the RS Amendment (the “Effective Time”), but the Effective Time will be no sooner than 20 days from the date of mailing of the definitive Information Statement to our shareholders.

Upon the filing of the RS Amendment, without further action on our part or our shareholders, the outstanding shares of Common Stock held by shareholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on an Exchange Ratio as determined by the Board. For example, if you presently hold 10,000 shares of our Common Stock, you would hold 1,000 shares of our Common Stock following the Reverse Stock Split if the ratio is 1-for-10 or you would hold 250 shares of our Common Stock if the ratio is 1-for-40.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Stock Split	Assuming a 1-for-10 Reverse Stock Split	Assuming a 1-for-40 Reverse Stock Split
Options	778,761	77,877	19,470
Warrants	63,969,333	6,396,934	1,599,234
Convertible Notes	1,687,500	168,750	42,188

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. If our Common Stock becomes listed on an national stock exchange such as The NASDAQ Capital Market (or NYSE MKT), we will file a short form registration statement for our Common Stock to be registered under Section 12(b) of the Exchange Act.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to shareholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Exchange Ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Stock Split, that stockholder will receive a certificate representing 151 shares of Common Stock. No shareholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 133 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split, except to have our Common Stock moved from a registration pursuant to Section 12(g) to Section 12(b) under the Exchange Act related to our registration on The NASDAQ Capital Market (or NYSE MKT).

As soon as is practicable following the Effective Time of the Reverse Stock Split, shareholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. Commencing on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares of common stock, as the case may be.

Common shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as common shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and common shareholders holding shares in street name should contact their nominees. Common shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Stock Split, the authorized number of shares of our Common Stock will remain at 1,750,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Exchange Ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our shareholders, except as required by applicable laws and regulations. If our Common Stock is initially listed on The NASDAQ Capital Market, stockholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our audit committee at that time authorized the filing of a prior written application with NASDAQ to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and NASDAQ granted us such an exemption.

In accordance with our Certificate of Incorporation and Nevada law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 1,750,000,000 after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and/or the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split would give our Board authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the rules of The NASDAQ Capital Market. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

There will be no change in our par value per share of our Common Stock. Accordingly, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Exchange Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

Shareholders are advised to consult their own tax advisors for detailed information regarding the effects of the Reverse Stock Split on their individual tax status.

Text of Proposed Amendment; Effectiveness

The text of the proposed RS Amendment is set forth in Appendix B to this Information Statement. If and when effected by our Board, the RS Amendment will become effective upon its filing with the Secretary of State of the State of Nevada or at the Effective Time and Date as specified in said filing. Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

Vote Required; Manner of Approval

The approval of granting the Board authority to file the RS Amendment to effect the Reverse Stock Split which combines the outstanding shares of our Common Stock into a lesser number of outstanding shares requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders. Section 78.320(2) of the Nevada Revised Statutes and Section 7 of our Bylaws, as amended permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, this proposal be effected by a written consent executed by shareholders representing at least a majority of our outstanding stock entitled to vote. Since 52.54% of our outstanding voting stock on the Record Date delivered a written consent as of November 23, 2016, ratifying this appointment, no further vote, approval or consent of shareholders is required to approve or authorize this action.

OTHER MATTERS

You should rely only on the information contained in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in the Information Statement is accurate as of any date other than the date hereof, and the mailing of this Information Statement to our shareholders shall not create any implication to the contrary.

If you have any questions regarding the information discussed in this Information Statement, or if you would like additional copies of this Information Statement, you should contact us at: Blue Sphere Corporation, 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 29262.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, a copy of our Transition Report on Form 10-Q/A for the transition period from October 1, 2015 to December 31, 2015, as amended, and a copy of our Quarterly Report on Form 10-Q for the period ended September 30, 2016, each as filed with the SEC, are being provided with this Information Statement and are incorporated herein by reference.

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein, if any. Copies of such documents are available without charge upon written request to: Blue Sphere Corporation, 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 29262.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of this Information Statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our Information Statement may request delivery of a single copy. Such a request must be directed to us by mail to: Blue Sphere Corporation, 301 McCullough Drive, 4th Floor, Charlotte, North Carolina 29262.

November 29, 2016	By Order of the Board of Directors

/s/ Shlomi Palas
Shlomi Palas
Chief Executive Officer

APPENDIX A

BLUE SPHERE CORPORATION

2016 STOCK INCENTIVE PLAN

1.        Purpose

Blue Sphere Corporation’s 2016 Stock Incentive Plan is intended to promote the best interests of Blue Sphere Corporation and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and stockholders.

2.        Definitions

As used in this Plan the following definitions shall apply:

A.       “Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any corporation, or trade or business (including, without limitation, a partnership, limited liability company or other entity) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

B.       “Award” means any Option or Stock Award granted hereunder.

C.       “Board” means the Board of Directors of the Corporation.

D.       “Code” means the Internal Revenue Code of 1986, and any amendments thereto.

E.       “Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of this Plan.

F.       “Common Stock” means the common stock, no par value, of the Corporation.

G.       “Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.

H.       “Corporation” means Blue Sphere Corporation, a Nevada corporation.

I.       “Corporation Law” means Title 7 of the Nevada Revised Statutes, as the same shall be amended from time to time.

J.        “Date of Grant” means the date that the Committee approves an Option grant; provided, that all terms of such grant, including the number of shares subject to the grant, exercise price and vesting are defined at such time.

K.       “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7.D of this Plan.

L.       “Deferred Shares” means an award pursuant to Section 7.D of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

M.       “Director” means a member of the Board.

N.        “Eligible Person” means an employee of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan).

O.       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

P.        “Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i)         If the Common Stock is traded on a national securities exchange, the closing price for the day of determination as quoted on such market or exchange, including the NASDAQ Global Market or NASDAQ Capital Market, which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii)       In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.

Q.       “Family Member” means a parent, child, spouse or sibling.

R.       “Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

S.        “Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

T.       “Option” means any option to purchase shares of Common Stock granted under this Plan.

U.       “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.       “Participant” means an Eligible Person who (i) is selected by the Committee or an authorized officer of the Corporation to receive an Award and (ii) is party to an agreement setting forth the terms of the Award, as appropriate.

W.       “Performance Agreement” means an agreement described in Section 8 of this Plan.

X.       “Performance Objectives” means the performance objectives established by the Committee pursuant to this Plan for Participants who have received grants of Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Corporation’s or a business unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the Fair Market Price of the shares, net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. The Awards intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code shall be pre-established in accordance with applicable regulations under Section 162(m) of the Code and the determination of attainment of such goals shall be made by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation (including an event described in Section 9), or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made to an Award intended to qualify as “Performance Based Compensation” under Section 162(m) of the Code unless the Committee determines that such modification will not result in loss of such qualification or the Committee determines that loss of such qualification is in the best interests of the Corporation.

Y.       “Performance Period” means a period of time established under Section 8 of this Plan within which the Performance Objectives relating to a Stock Award are to be achieved.

Z.        “Performance Share” means an award pursuant to Section 8 of this Plan of the right to receive shares of Common Stock upon the achievement of specified Performance Objectives.

AA.    “Plan” means this Blue Sphere Corporation 2016 Stock Incentive Plan.

BB.     “Repricing” means, other than in connection with an event described in Section 9 of this Plan, (i) lowering the exercise price of an Option after it has been granted or (ii) canceling an Option at a time when the exercise price exceeds the then-Fair Market Value of the Common Stock in exchange for another Option.

CC.     “Restricted Stock Award” means an award of Common Stock under Section 7.B.

DD.    “Securities Act” means the Securities Act of 1933, as amended.

EE.      “Stock Award” means a Stock Bonus Award, Restricted Stock Award, Stock Appreciation Right, Deferred Shares, or Performance Shares.

FF.      “Stock Bonus Award” means an award of Common Stock under Section 7.A.

GG.     “Stock Award Agreement” means a written agreement between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

HH.    “Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

II.       “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

JJ.       “Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Parent or Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for such Eligible Person’s brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

3.        implementation, interpretation and Administration

A.       Delegation to Board Committee. The Board shall have the sole authority to implement, interpret, and/or administer this Plan unless the Board delegates all or any portion of its authority to implement, interpret, and/or administer this Plan to a Committee. To the extent not prohibited by the Certificate of Incorporation or Bylaws of the Corporation, the Board may delegate all or a portion of its authority to implement, interpret, and/or administer this Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law. The Committee shall consist solely of two (2) or more Directors who are (i) Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the market on which the Corporation’s shares are traded or the exchange on which the Corporation’s shares are listed, “independent” within the meaning of such rules; and (iii) at such times as an Award under this Plan by the Corporation is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief), “outside directors” within the meaning of Section 162(m) of the Code.

B.       Delegation to Officers. The Committee may delegate to one or more officers of the Corporation the authority to grant and administer Awards to Eligible Persons who are not Directors or executive officers of the Corporation; provided that the Committee shall have fixed the total number of shares of Common Stock that may be subject to such Awards. No officer holding such a delegation is authorized to grant Awards to himself or herself. In addition to the Committee, the officer or officers to whom the Committee has delegated the authority to grant and administer Awards shall have all powers delegated to the Committee with respect to such Awards.

C.       Powers of the Committee. Subject to the provisions of this Plan, and in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee (and the officers to whom the Committee has delegated such authority) shall have the authority:

(i)         To construe and interpret all provisions of this Plan and all Stock Option Agreements, Stock Award Agreements, Performance Agreements, or any other agreement under this Plan.

(ii)        To determine the Fair Market Value of Common Stock in the absence of an established market for the Common Stock.

(iii)       To select the Eligible Persons to whom Awards are granted from time to time hereunder.

(iv)       To determine the number of shares of Common Stock covered by an Award; to determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and to determine such other terms and conditions, not inconsistent with the terms of this Plan, of each such Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or a Stock Award may be exercised or Common Stock issued thereunder, the vesting schedule of an Option, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in this Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to a Stock Award. Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.

(v)        To accelerate the time at which any Option or Stock Award may be exercised, or the time at which a Stock Award or Common Stock issued under this Plan may become transferable or non-forfeitable.

(vi)       To determine whether and under what circumstances an Option or Stock Award may be settled in cash, shares of Common Stock or other property under Section 6.H instead of in Common Stock.

(vii)      To waive, amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award. Except as otherwise provided by this Plan, Stock Option Agreement, Stock Award Agreement or Performance Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant; provided, however, that (x) an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant and (y) any other amendment or modification of any Stock Option Agreement, Stock Award Agreement or Performance Agreement that does not, in the opinion of the Committee, adversely affect any rights of any Participant, shall not require such Participant’s consent. Notwithstanding the foregoing, the restrictions on the Repricing of Options, as set forth in this Plan, may not be waived.

(viii)     To prescribe the form of Stock Option Agreements, Stock Award Agreements, Performance Agreements, or any other agreements under this Plan; to adopt policies and procedures for the exercise of Options or Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. Except for the due execution of the award agreement by both the Corporation and the Participant, the Award’s effectiveness will not be dependent on any signature unless specifically so provided in the award agreement.

The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that the Committee may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the implementation, interpretation, and administration of this Plan shall be final, conclusive and binding on all persons having an interest in this Plan.

4.        Eligibility

A.       Eligibility for Awards. Awards, other than Incentive Stock Options, may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.

B.        Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be eligible for registration on Form S-8 Registration Statement (or any successor form) because of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from the registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale. Accordingly, an Award may not be granted pursuant to this Plan for the purpose of the Corporation obtaining financing or for investor relations purposes.

C.        Substitution Awards. The Committee may make Awards under this Plan by assumption, in substitution or replacement of performance shares, phantom shares, stock awards, stock options or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction. Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

5.        Common Stock Subject to Plan

A.       Share Reserve and Limitations on Grants. The maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options (without regard to whether payment on exercise of the Stock Option is made in cash or shares of Common Stock) and (ii) issued pursuant to Stock Awards shall be 45,000,000 shares, of which up to 15,000,000 shares shall be reserved specifically for the issuance of Incentive Stock Options. The number of shares of Common Stock subject to the Plan shall be subject to adjustment as provided in Section 9. Notwithstanding any provision hereto to the contrary, shares subject to the Plan shall include shares forfeited in a prior year as provided herein. For purposes of determining the number of shares of Common Stock available under this Plan, shares of Common Stock withheld by the Corporation to satisfy applicable tax withholding obligations pursuant to Section 10 of this Plan shall be deemed issued under this Plan. No single participant may receive more than 25% of the total Options awarded in any single year.

B.        Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are forfeited to the Corporation or repurchased by the Corporation at the original purchase price of such shares, shall be returned to the share reserve for future grant under this Plan.

C.        Source of Shares. Common Stock issued under this Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.        Options

A.       Award. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the exercise price of such Option, the vesting schedule applicable to such Option, the expiration date of such Option, events of termination of such Option, and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

B.        Option Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i)         The exercise price per share for Common Stock subject to an Option shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii)        The exercise price per share for Common Stock subject to an Incentive Stock Option granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

C.        Maximum Option Period. The maximum period during which an Option may be exercised shall be ten (10) years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

D.       Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any Participant are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any Parent or Subsidiary) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options shall not be deemed to be Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E.        Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant through a gift or domestic relations order to the Participant’s family members to the extent such transfer complies with applicable securities laws and regulations and provided that such transfer is not a transfer for value (within the meaning of applicable securities laws and regulations). The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant, unless such obligation is to the Corporation itself or to an Affiliate.

F.        Vesting. Options will vest as provided in the Stock Option Agreement.

G.       Termination. Options will terminate as provided in the Stock Option Agreement.

H.       Exercise. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock. The Participant may face certain restrictions on his/her ability to exercise Options and/or sell underlying shares when such Participant is potentially in possession of insider information. The Corporation will make the Participant aware of any formal insider trading policy it adopts, and the provisions of such insider trading policy (including any amendments thereto) shall be binding upon the Participant.

I.         Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Corporation. With the consent of the Committee, payment of all or a part of the exercise price of an Option may also be made (i) by surrender to the Corporation (or delivery to the Corporation of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Corporation, or (ii) any other method acceptable to the Committee. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

J.         Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.

K.       Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Chief Financial Officer of the Corporation or is his/her absence, the Chief Executive Officer. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Options issued under this Plan be endorsed with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO ___, 20___, IN THE ABSENCE OF A WRITTEN STATEMENT FROM THE CORPORATION TO THE EFFECT THAT THE CORPORATION IS AWARE OF THE FACTS OF SUCH SALE OR TRANSFER.

The blank contained in this legend shall be filled in with the date that is the later of (i) one year and one day after the date of the exercise of such Incentive Stock Option or (ii) two years and one day after the grant of such Incentive Stock Option.

L.        No Repricing. In no event shall the Committee permit a Repricing of any Option without the approval of the stockholders of the Corporation.

7.        Stock Awards

A.       Stock Bonus Awards. Stock Bonus Awards may be granted by the Committee. Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions (including provisions relating to consideration, vesting, reacquisition of shares following termination, and transferability of shares) as the Committee shall deem appropriate. The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Stock Bonus Awards need not be identical.

B.        Restricted Stock Awards. Restricted Stock Awards may be granted by the Committee. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions (including provisions relating to purchase price, consideration, vesting, reacquisition of shares following termination, and transferability of shares) as the Committee shall deem appropriate. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Restricted Stock Awards need not be identical. Vesting of any grant of Restricted Stock Awards may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares.

C.        Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon the recommendation of the Corporation’s management, and upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i)         Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(ii)        Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii)       Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

(iv)       During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

(v)        Any grant, or the vesting thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares.

(vi)       Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the agreements for Deferred Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Deferred Shares need not be identical.

8.        Performance Shares

A.       The Committee may authorize grants of Performance Shares, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i)         Each grant shall specify the number of Performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(ii)        The Performance Period with respect to each Performance Share shall commence on the date established by the Committee and may be subject to earlier termination in the event of a change in control of the Corporation or similar transaction or event.

(iii)       Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

(iv)       Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(v)        Each grant shall specify the time and manner of payment of Performance Shares that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(vi)       Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant.

(vii)      Any grant of Performance Shares may provide for the payment to the Participant of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

(viii)     If provided in the terms of the grant and subject to the requirements of Section 162(m) of the Code (in the case of awards intended to qualify for exception therefrom), the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the date of grant that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(ix)       Each grant shall be evidenced by an agreement that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the agreements for Performance Shares may change from time to time and need not be uniform with respect to Participants, and the terms and conditions of separate Performance Shares need not be identical.

(x)        Until the achievement of the Performance Objectives and the resulting issuance of the Performance Shares, the Participant shall not have any rights as a stockholder in the Performance Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

9.        Changes in Capital Structure

A.       No Limitations of Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B.        Changes in Capitalization. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and other Awards hereunder and (ii) the number of and class of shares then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

C.        Merger, Consolidation or Asset Sale. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while Options or Stock Awards remain outstanding under this Plan, unless provisions are made in connection with such transaction for the continuance of this Plan and/or the assumption or substitution of such Options or Stock Awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Stock Awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the Stock Option Agreement or Stock Award Agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

D.       Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

10.      Withholding of Taxes

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with U.S federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements; (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option or Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income; (iii) deliver to the Corporation previously acquired Common Stock; (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant; (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option of Stock Award; or (vi) establish a 10b5-1 trading plan for withheld stock designed to facilitate the sale of stock in connection with the vesting of such shares, the proceeds of which shall be utilized to make all applicable withholding payments in a manner to be coordinated by the Corporation’s Chief Financial Officer.

11.     Compliance with Law and Approval of Regulatory Bodies

A.       General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. In the absence of an effective and current registration statement on an appropriate form under the Securities Act, or a specific exemption from the registration requirements of the Securities Act, shares of Common Stock issued under this Plan shall be restricted shares. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such restrictive legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B.        Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

12.     General Provisions

A.       Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of this Plan.

B.        Use of Proceeds. The proceeds received by the Corporation from any sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

C.        Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any Participant with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

D.       Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

E.        Choice of Law. This Plan and all Stock Option Agreements, Stock Award Agreements, and Performance Agreements (or any other agreements) entered into under this Plan shall be interpreted under the Corporation Law excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the Corporation Law.

F.        Fractional Shares. The Corporation shall not be required to issue fractional shares pursuant to this Plan. The Committee may provide for elimination of fractional shares or the settlement of such fractional shares in cash.

G.        Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation. The terms and conditions set forth in Annex A attached hereto, or any other such annex as indicated thereon, shall supplement this Plan to the extent necessary to provide for tax or other considerations for Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States.

13.     Amendment and Termination

The Board may amend or terminate this Plan from time to time; provided, however, stockholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under this Plan, except as contemplated herein; (ii) changes the class of employees eligible to receive Incentive Stock Options; (iii) modifies the restrictions on Repricings set forth in this Plan; or (iv) is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Corporation shares are traded or exchange on which the Corporation shares are listed. Except as specifically permitted by this Plan, any Stock Option Agreement or any Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant. Any amendment requiring stockholder approval shall be approved by the stockholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board.

14.      Effective Date of Plan; Duration of Plan

A.       This Plan shall be effective upon adoption by the Board.

B.        Unless previously terminated, this Plan will terminate ten (10) years after the date this Plan is first deemed effective, except that Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Awards terminate, expire or are exercised.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer as of the date of adoption of this Plan by the Board of Directors.

BLUE SPHERE CORPORATION

By:	/s/ Shlomi Palas
Shlomi Palas
Chief Executive Officer

APPENDIX B

CERTIFICATE OF AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BLUE SPHERE CORPORATION

(Pursuant to NRS 78.385 and 78.390)

1.	Name of corporation: Blue Sphere Corporation

2.	The articles have been amended as follows:

Article III, Section 3.03 is hereby amended by adding the following paragraph after the first and only paragraph:

“Effective on ________ (the “Effective Time”), each _____ shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the ‘‘Reverse Stock Split’’). No fractional shares shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, round up to the nearest whole number of shares in order to bring the number of shares held by such holder up to the next whole number of shares of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the ‘‘Old Certificates’’), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.54%

4.	Effective date and time of filing: (optional) Date: ______ Time: ______

5.	said corporation has caused this certificate to be signed this ____ day of _________, 2016.

By:
Name:	Shlomi Palas
Title:	President and Chief Executive Officer